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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2005, except for Note 22, as to which the date is September 20, 2005, in Amendment No. 8 to the Registration Statement (Form S-1 No. 333-122565) and related Prospectus of IHS Inc. filed with the Securities Exchange Commission on October 31, 2005.

                      /s/ Ernst & Young LLP

Denver, Colorado
October 28, 2005

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Consent of Independent Registered Public Accounting Firm